SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        April 29, 2001



                     TRIDENT SYSTEMS INTERNATIONAL INC
          (Exact name of Registrant as specified in Charter)


          Nevada                     000-30769               87-0419231
(State or Other Jurisdiction        (Commission            (IRS Employer)
    of Incorporation)               File Number)         Identification No.)


       180 Newport Center Drive, Suite 100, Newport Beach, California
                 (Address of Principal Executive Offices)


                               92660
                             (Zip Code)


                           (949) 644-2454
           Registrant's Telephone Number, including Area Code


                     Toner Systems International, Inc.
              4485 Abinadi Road, Salt Lake City, Utah 84107
        (Former name or former address, if changed since last report)


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ITEM 2.	Acquisition of Assets

	On March 19, 2001, , Futronix, Inc. was sold to the Registrant by Salient Cybertech, Inc., subject to Board approval by the Board of Directors of each company. The transaction was valued at $8,000,000. The terms of the transaction were fully disclosed in a Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2001, and said Report is incorporated herein by reference.

The former owners of Futronix, Inc. have asserted a claim that the transaction is void as no transaction involving Futronix may take place without the approval of the former owners of Futronix, Inc., Rande Newberry and Nevin Jenkins. Newberry and Jenkins also claim that they have the right to rescind the original purchase of Futronix by Salient Cybertech, Inc., and that they have excised that right.

Salient has advanced over $1.3 million to Futronix. The last $600,000 was advanced on March 20,2001, on the explicit understanding that Futronix was to be sold to Trident Systems International, Inc. The former owners of Futronix explicitly waived their rights to any rescission in November, 2000.

Management feels that Newberry and Jenkins have no legal basis for their claim of rescission, and that the sale of Futronix was valid and legally enforceable.

Salient has commenced action in Florida Circuit Court for a declaratory Judgment stating that Salient owned Futronix at all material times, and the sale of Futronix was a valid sale.

Counsel has informed management that Salient should prevail in its action. This means that the sale to the Registrant is valid.

To date Trident has advanced $55,000 as against the said sale, and the shares issued to Salient are being held back pending the resolution of this matter.


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SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:		May 8, 2001

                           Trident Systems International, Inc.


                                By:/s/Alan R. Sporn/s/
                                _____________________
                                Alan R. Sporn,
                                President, Chief Executive Officer

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